Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	NEUMAN & DRENNEN, LLC Attorneys at Law TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302 Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Denver Office 4643 South Ulster Street, Suite 800 Denver, Colorado 80237 Telephone: (303) 221-4700 Facsimile: (303) 226-4115
January 11, 2002
XML - Global Technologies, Inc. 1818 Cornwall Avenue, Suite 9 Vancouver, B.C. Canada V6J 1C7
Re: Post-Effective Amendment No. 1 to Registration Statement on Form SB-2

Ladies and Gentlemen:

       We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Post-Effective Amendment No. 1 to the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by XML - Global Technologies, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 12,325,000 shares of its Common Stock, $.0001 par value, as proposed and more fully described in such Registration Statement.

       We further consent to the reference in such Registration Statement to our having given such opinions.

Sincerely,
/s/ Clifford L. Neuman Clifford L. Neuman
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